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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934.
      Date of Report (Date of earliest event reported): February 28, 2003

                        Commission File Number: 333-82617

Michigan            Venture Holdings Company LLC                38-3470015

Michigan            Vemco, Inc.                                 38-2737797

Michigan            Venture Industries Corporation              38-2034680

Michigan            Venture Mold & Engineering Corporation      38-2556799

Michigan            Venture Leasing Company                     38-2777356

Michigan            Vemco Leasing, Inc.                         38-2777324

Michigan            Venture Holdings Corporation                38-2793543

Michigan            Venture Service Company                     38-3024165

Michigan            Experience Management, LLC                  38-3382308

Michigan            Venture Europe, Inc.                        38-3464213

Michigan            Venture EU Corporation                      38-3470019

(State or other     (Exact name of registrant as                (I.R.S. Employer
jurisdiction of     specified in its charter)                   Identification
incorporation or                                                Number)
organization)

                  33662 James J. Pompo, Fraser, Michigan 48026
               (Address of principal executive offices) (Zip Code)
       Registrant's telephone number, including area code: (810) 294-1500

                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 9.  Regulation FD Disclosure.

         We continue to work with Bank One, NA, as administrative agent for our bank group, together with an informal steering committee for the same bank group and an informal committee representing a majority of the bondholders for each of our outstanding series of notes with the goal of restructuring our existing funded debt. With respect to the trade creditors, we continue to revolve our trade payables consistent with the terms of the Eighth Amendment, dated as of October 21, 2002 (the "Eighth Amendment"), to the Credit Agreement, dated as of May 27, 1999, as amended, among Venture, Bank One and the lenders identified in the Credit Agreement. We continue to meet the terms of the Eighth Amendment with respect to cash liquidity and levels of trade credit. With respect to restructuring the debt under the Credit Agreement and under the 9.5% Senior Notes due 2005, the 11% Senior Notes due 2007 and the 12% Senior Subordinated Notes due 2009, negotiations with both the steering committee and agent for our bank group and the informal committee of bondholders have progressed to the point where the emphasis is now being placed on discussions with the bondholder committee. The results of our negotiations are uncertain at this time and the bondholders retain their rights to accelerate the principal of each series of notes and exercise other remedies available, including forcing us into an involuntary bankruptcy.

         This report includes a number of "forward looking" statements within the meaning of the Securities Exchange Act of 1934 and is subject to a number of risks and uncertainties. Such factors include, among others, the following: our ability to successfully complete negotiations or to implement our plan for improvement of our financial condition; satisfaction of the conditions to forbearance set forth in the Eighth Amendment; international, national and local political, economic and market conditions; incremental costs, slowed automobile production or other effects that may occur as a result of possible war or future terrorist attacks; demographic changes; the size and growth of the automobile market or the plastic automobile component market; our ability to sustain, manage or forecast our growth; the size, timing and mix of purchases of our products; our ability to realize savings from our focus on reducing and controlling costs; our ability to realize the benefits of general tax reduction plans; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; dependence upon original equipment manufacturers; liability and other claims asserted against us; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; unfavorable currency exchange rates relative to the U.S. dollar; changes in business strategy or development plans; business disruptions; product recalls; warranty costs; the ability to attract and retain qualified personnel; the ability to protect technology; and retention of earnings.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      VENTURE HOLDINGS COMPANY LLC
                                      VEMCO, INC.
                                      VENTURE INDUSTRIES CORPORATION
                                      VENTURE MOLD & ENGINEERING CORPORATION
                                      VENTURE LEASING COMPANY
                                      VEMCO LEASING, INC.
                                      VENTURE HOLDINGS CORPORATION
                                      VENTURE SERVICE COMPANY
                                      EXPERIENCE MANAGEMENT LLC
                                      VENTURE EUROPE, INC.
                                      VENTURE EU CORPORATION


Date: February 28, 2003               By: /s/ James E. Butler
                                          -------------------------------
                                          James E. Butler
                                          Executive Vice President




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